January 4, 2002                                                     NASDAQ: CEBC

                    CENTENNIAL BANCORP ANNOUNCES 2001 FOURTH
                     QUARTER DIVIDEND; SCHEDULES INVESTORS
                                 TELECONFERENCE

(PORTLAND, OREGON)--The Board of Directors of Centennial Bancorp has declared a $0.03 per share cash dividend to shareholders of record as of January 15, 2002 and payable on January 31, 2002.

"The Company is pleased to reward our shareholders for their continuing support and confidence after a very challenging year," said Ted R. Winnowski, President and Chief Executive Officer of Centennial Bancorp. "It is a strong statement regarding the Company's financial performance and strong capital structure."

Centennial initiated its cash dividend program, the first in its corporate history, at mid-year 2001. Cash dividends were issued after both second and third quarters, respectively.

New Stock Repurchase Program

In other news, the Board of Directors voted to initiate a new stock repurchase program. Provisions of the new program include the purchase of up to 5% of Centennial Bancorp's outstanding shares as of December 31, 2001 over the next two years, depending on market price and other considerations. The Company's earlier stock repurchase program has ended. During 2000 and 2001, the Company purchased 547,511 shares of Centennial Bancorp stock for a total of $4,197,144.

Investors Teleconference Scheduled Thursday, January 17th at 11:00 AM PST

Mr. Winnowski and members of Centennial Bancorp's senior management will discuss the Company's 2001 fourth quarter and full-year results of operations via teleconference at 11:00 AM Pacific Standard Time (PST) on Thursday, January 17, 2002. The session will include discussion of quarter-end financial results, business outlook and credit quality, and is expected to last about an hour.

Shareholders and other interested individuals can call toll-free 1-888-636-8212 to attend this teleconference. A period for questions will be provided. The session will be recorded, and an audio replay will be made available two hours after the session ends. The replay access phone number is 1-800-642-1687. You will be asked to provide the conference identification number: 2829777, followed by the pound sign. This information also will be posted on the Centennial Bank website--www.centennialbank.com.


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CENTENNIAL BANCORP ANNOUNCES FOURTH QUARTER DIVIDEND;
SCHEDULES INVESTORS TELECONFERENCE
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About Centennial Bancorp

Centennial Bancorp is a bank holding company organized in 1981, whose subsidiary is Centennial Bank, both headquartered in Portland, Oregon. Centennial Bank currently operates twenty-two banking offices. Thirteen are in the Portland metropolitan area; two in Vancouver, Washington; one in Salem; and six in Lane County. Centennial will open a new full-service office in the Gresham community east of Portland in mid-February. The Bank also operates four mortgage lending offices, and six commercial banking centers directed to the needs of middle market commercial customers.

Centennial Bancorp's common stock is traded on the NASDAQ National Market and the Russell 200 Index under the symbol "CEBC." For more information, please contact Centennial Bancorp, One SW Columbia Street, Suite 900, Portland, Oregon 97258. Telephone: (503) 973-5556; FAX: (503) 973-5557. Web address:
www.centennialbank.com.

CONTACTS:

Ted R. Winnowski, President & Chief Executive Officer
Neal McLaughlin, Executive Vice President & Chief Financial Officer Brian Scott, Vice President & Marketing Director
Contact Telephone Number: (503) 973-5556

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This release contains forward-looking statements within the meaning of the
Private Securities Litigation Act of 1995, including statements concerning the continued financial performance of the company and its plans and opportunities for future growth. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially than those expected. Specific risks include, but are not limited to, general business and economic conditions, competitive factors, pricing pressures, further interest rate changes, and other factors listed from time to time in Centennial Bancorp's SEC reports.
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